Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-217450) of voxeljet AG of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 20-F.

Munich, Germany
March 30, 2021

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Sebastian Stroner
Wirtschaftsprüfer	Wirtschaftsprüfer